SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549





                            Form S-8

     Registration Statement under The Securities Act of 1933







                      GALAXY FOODS COMPANY
     (Exact name of registrant as specified in its charter)

     Delaware                                     25-1391475
 (State or other
   jurisdiction                                  (IRS Employer
of incorporation)                              Identification No.)

            2441 Viscount Row, Orlando, Florida 32809
   (Address of Principal Executive Offices including Zip Code)

                   ANGELO S. MORINI, PRESIDENT
                      Galaxy Foods Company
           2441 Viscount Row, Orlando, Florida  32809
             (Name and address of agent for service)

                         (407) 855-5500
  (Telephone Number, including area code, of agent for service)

                            COPY TO:

                   JEFFREY E. DECKER, ESQUIRE
                      Baker & Hostetler LLP
               200 South Orange Avenue, Suite 2300
                     Orlando, Florida  32801
                   Telephone:  (407) 649-4000

                 CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
Title of Each               Maximum      Maximum    Amount of
  Class of    Amount to    Offering     Aggregate   Registrati
 Securities       be         Price      Offering      on Fee
    to be     Registere       Per         Price
 Registered     d (1)      Share(2)

Common Stock,   71,428      $3.7815     $270,105      $75.09
 $.01 par value

(1)Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of that same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock as reported on the Amex Stock Exchange on February 28, 2000, which was $3.7815.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         PLAN INFORMATION

     Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item  2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN  ANNUAL
INFORMATION

     Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the
"Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

      (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999, September 30, 1999, and
December 31, 1999;

      (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

      (iv)  The description of the Common Stock contained in  the
Registration  Statement  on Form 8-A dated  September  29,  1999,
including   any  amendment  or  report  filed  to   update   such
description.

      All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the exchange act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which de-registers all securities and remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

       Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4.        DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").
Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the DGCL, the Company's Certificate of Incorporation (the "Charter") provides that the personal liability of each member of the Company's Board of Directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suites on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses
(i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

     The Company's Bylaws (the "Bylaws") provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

     The Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     To the extent that any person described in the preceding two paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such paragraphs, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The Company may pay expenses of a person incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the Company.

      The Bylaws further provide that the indemnification and advancement of expenses provided for in the Bylaws shall not be deemed exclusive of any other rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and that the Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability. The Company provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Act and the Exchange Act.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.        EXHIBITS

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number      Description of Document

*  4.3              Galaxy Foods Company 1996 Stock Plan (filed
                    as Schedule 10.30 to the Registrant's Annual Report on
                    Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference).

   5.1 Legal Opinion of Baker & Hostetler LLP, counsel to the Registrant.

   23.1 Consent of BDO Seidman LLP, independent auditors of the Registrant.

   23.2 Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

   24.1 Power of Attorney (contained on signature page hereto).

*  Previously filed.

Item 9.        UNDERTAKINGS.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To  include  any prospectus required  by  Section
          10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities  offered  (if  the  total  dollar  value  of
          securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)   To  remove  from  registration  by  means  of  a
     post-effective   amendment  any  of  the  securities   being
     registered which remain unsold at the termination of the offering.

     (2) That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 29th day of February, 2000.

                                   GALAXY FOODS COMPANY


                                   By:/S/Angelo S. Morini
                                   Angelo S. Morini,
                                   Chairman of the Board,
                                   President  and  Chief
                                   Executive Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Angelo S. Morini and Keith A. Ewing and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                           SIGNATURES

Signatures                    Title
Date


/s/Angelo S. Morini      Chairman of the Board of Directors, February 29, 2000
Angelo S. Morini         President, Chief Executive Officer
                         (Principal Executive Officer)

/s/Keith A. Ewing        Chief Financial Officer (Principal  February 29, 2000
Keith A. Ewing           Financial Officer and Principal Accounting Officer)

/s/Joseph Juliano        Director                            February 29, 2000
Joseph Juliano

/s/Marshall Luther       Director                            February 29, 2000
Marshall K. Luther

/s/Douglas Walsh         Director                            February 29, 2000
Douglas A. Walsh

                        INDEX TO EXHIBITS

Exhibit
Number         Description of Documents                     Page

*  4.3         Galaxy Foods Company 1996 Stock Plan (filed as
               Schedule 10.30 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference).

   5.1 Legal Opinion of Baker & Hostetler LLP, counsel to the Registrant.

  23.1 Consent of BDO Seidman LLP, independent auditors of the Registrant.

  23.2         Consent of Baker & Hostetler LLP, counsel to the
               Registrant (contained in Exhibit 5.1).

  24.1 Power of Attorney (contained on signature page hereto).

*  Previously filed.

EXHIBIT 5.1

                        February 29, 2000



Galaxy Foods Company
2441 Viscount Row
Orlando, Florida 32809

Ladies and Gentlemen:

     We have acted as counsel for Galaxy Foods Company, a Delaware corporation (the "Company"), in connection with the registration of shares of common stock of the Company, par value $.01 per share (the "Shares"), pursuant to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement is being filed to register 71,428 Shares for offer and sale under and pursuant to the Company's 1996 Stock Plan (the "Plan").

     In connection with the registration of 71,428 Shares for offer and sale under the pursuant to the Plan, we have examined the Company's Certificate of Incorporation, as amended, the Company's Bylaws, and the records, as exhibited to us, of the proceedings taken by the Company in connection with the registration of the Shares.

     It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the related Prospectus, will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   BAKER & HOSTETLER LLP

                                   /s/ Baker & Hostetler LLP

EXHIBIT 23.1

                     CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement relating to the 1996 Stock Plan of our report dated June 8, 1999 relating to the financial statements of Galaxy Foods Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1999.


                                   /s/ BDO Seidman, LLP

                                   BDO Seidman, LLP


February 28, 2000